Exhibit 99.2
Nextdoor Reports Second Quarter 2025 Results
•Revenue of $65 million, +3% year-over-year; Platform WAU of 21.8 million, +1% year-over-year
•GAAP net loss of $15 million; Adjusted EBITDA loss of $2 million, representing year-over-year margin improvement of 6 percentage points; Operating Cash Flow of $3 million
•Announces restructuring plan, including a reduction in workforce, to drive focus and efficiency, reducing annualized operating expenses by approximately $30 million
•Expects quarterly adjusted EBITDA breakeven in Q4 2025 and full-year adjusted EBITDA breakeven in FY 2026

SAN FRANCISCO, CA, August 7, 2025 — Nextdoor Holdings, Inc. (NYSE: NXDR), the essential neighborhood network, today reported financial results for the second quarter ended June 30, 2025.

Nextdoor's highlighted metrics for the quarter ended June 30, 2025 include:

•Platform Weekly Active Users (Platform WAU) of 21.8 million increased 1% year-over-year.
•Revenue of $65 million increased 3% year-over-year.
•Net loss was $15 million, compared to $43 million in the year-ago period.
•Adjusted EBITDA loss was $2 million, compared to $6 million in the year-ago period.
•Ending cash, cash equivalents, and marketable securities were $413 million as of June 30, 2025.

"In Q2, users, revenue, and profitability all improved year-over-year. Product-driven performance improvements for advertisers continued to scale, enabling us to generate positive operating cash flow for the third straight quarter,” said Nextdoor CEO Nirav Tolia. “The new Nextdoor, which we delivered in mid-July, offers a transformed experience for neighbors and advertisers and serves as a strong foundation for future user engagement and monetization growth."

Today, Nextdoor announced a restructuring plan, including a reduction in workforce, resulting in reduced annualized operating expenses of approximately $30 million. "Delivering the new Nextdoor was just the first step in ensuring our business delivers more value to neighbors and customers," said Tolia. "This is a strategic action to better position Nextdoor for sustained, long-term success. We now expect to achieve quarterly adjusted EBITDA breakeven in Q4 2025 and full-year adjusted EBITDA breakeven in FY 2026."

Nextdoor also announced today that Matthew Anderson is resigning from his position as Chief Financial Officer, effective September 1, 2025. To support a smooth transition, Anderson will remain with the company in an advisory capacity through the end of the year. Nextdoor is initiating a comprehensive search for its next Chief Financial Officer in partnership with an external executive search firm.

“It has been a privilege to serve as CFO of Nextdoor,” said Anderson. “I’m proud of what we’ve accomplished and look forward to supporting the leadership team through this transition.”

Nextdoor also announced the appointment of Craig Lisowski as the new President of Products. A driving force behind Nextdoor’s product development over the past six years, Lisowski will now lead the full product organization, ensuring continued innovation and execution at scale.
“I’m honored to step into this expanded role,” said Lisowski. “The launch of the new Nextdoor reflects the team’s hard work, and it’s just the beginning. I look forward to continuing to build impactful products for neighbors and communities everywhere.”

Tolia said: “I want to thank Matt for his leadership and many contributions over the past six-plus years. He played a critical role in taking Nextdoor public and building a world-class finance team, and we’re grateful for his support during this transition. At the same time, I’m incredibly excited about the future. Craig has been my partner in developing the strategy for the new Nextdoor and plays a critical role in all aspects of our company transformation. His skills as a product builder, track record of execution, and insight into our technology platform make him the right leader to take our product development organization to the next level.”

For more detailed information on our operating and financial results for the second quarter ended June 30, 2025, as well as our outlook for Q3 and fiscal year 2025, please reference our Investor Update posted to our Investor Relations website located at investors.nextdoor.com.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Revenue	$65,093	$63,292	$119,269	$116,438
Loss from operations	$(20,276)	$(49,016)	$(47,289)	$(83,765)
Net loss	$(15,362)	$(42,781)	$(37,314)	$(71,042)
Adjusted EBITDA(1)	$(2,247)	$(5,979)	$(11,405)	$(19,994)
(1) The following is a reconciliation of net loss, the most comparable GAAP measure, to adjusted EBITDA for the periods presented above:

Exhibit 99.2

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net loss	$(15,362)	$(42,781)	$(37,314)	$(71,042)
Depreciation and amortization	514	1,143	1,058	2,530
Stock-based compensation	17,107	16,235	34,198	35,741
Interest income	(4,774)	(6,409)	(9,756)	(13,255)
Provision for income taxes	268	316	409	515
Restructuring charges	—	25,517	—	25,517
Adjusted EBITDA	$(2,247)	$(5,979)	$(11,405)	$(19,994)

Net loss % Margin	(24)%	(68)%	(31)%	(61)%
Adjusted EBITDA % Margin	(3)%	(9)%	(10)%	(17)%

Nextdoor will host a conference call at 2:00 p.m. PT/5:00 p.m. ET today to discuss these results and outlook. A live webcast of our second quarter 2025 earnings release call will be available in the Events & Presentations section of Nextdoor’s Investor Relations website located at investors.nextdoor.com. After the live event, the audio recording for the webcast can be accessed on the same website for approximately one year.

Nextdoor uses its Investor Relations website (investors.nextdoor.com), its X handle (x.com/Nextdoor), its LinkedIn Home Page (linkedin.com/company/nextdoor-com), and Nirav Tolia’s LinkedIn posts (www.linkedin.com/in/niravtolia/) and X posts (x.com/niravtolia) as a means of disseminating or providing notification of, among other things, news or announcements regarding its business or financial performance, investor events, press releases, and earnings releases, and as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Non-GAAP Financial Measures

We have not reconciled our adjusted EBITDA and adjusted EBITDA margin outlook to GAAP net loss or GAAP net loss margin because certain items that impact GAAP net loss and GAAP net loss margin are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2025 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA outlook to net loss and adjusted EBITDA margin to GAAP net loss margin is not available without unreasonable efforts.

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present certain non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin, in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. Non-GAAP financial measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company's operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest income, provision for income taxes, and, if applicable, restructuring charges or acquisition-related costs.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and our non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (c) tax payments that may represent a reduction in cash available to us. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

About Nextdoor

Nextdoor is the essential neighborhood network for over 100 million verified neighbors, offering trusted local news, real-time safety alerts, neighbor recommendations, for sale and free listings, and events. Nextdoor connects neighbors to the people, places, and information that matter most in their local communities. In addition, businesses, news publishers, and public agencies use Nextdoor to share important information and engage with neighbors at scale. Download the app or join the neighborhood at nextdoor.com. For more information and media assets, visit nextdoor.com/newsroom.
Safe Harbor Statement

This press release contains forward-looking statements regarding our future business expectations, including statements regarding projected financial results and reduction in operating expenses. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, as more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on August 7, 2025, and our other SEC filings, which are available on the Investor Relations page of our website at investors.nextdoor.com and on the SEC’s website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on the forward-looking statements in this press release.

Contacts
Investor Relations:
John T. Williams
jwilliams@nextdoor.com
ir@nextdoor.com
or visit investors.nextdoor.com

Media Relations:

Kelsey Grady
press@nextdoor.com